Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 1, 2013, the previously announced spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, from Harvard Bioscience, Inc. (“us”, “we”, or “the Company”) was completed.  On that date, HART became an independent company that operates the regenerative medicine business, previously owned by us. The spin-off was completed through the distribution to our stockholders of record of all the shares of common stock of HART (the “Distribution”).  In the Distribution, we distributed to our stockholders one share of HART common stock for every four shares of our common stock outstanding as of the close of business on October 21, 2013, the record date for the Distribution. Fractional shares of HART common stock were not included in the distribution. Instead, the Registrar & Transfer Company aggregated fractional shares into whole shares, and sold the whole shares in the open market and distributed the aggregate net cash proceeds pro rata to each holder who otherwise would have been entitled to receive a fractional share in the Distribution.

Effective with the spin-off, we contributed $15.0 million in cash to HART to fund its operations.

The unaudited pro forma condensed consolidated financial statements were derived from Harvard Bioscience’s historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the distribution of HART.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 assume that the distribution of HART occurred on January 1, 2012.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 assumes that the distribution occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only.  These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what Harvard Bioscience’s results of operations or financial condition would have been had the distribution been completed on the dates assumed.  In addition, they are not necessarily indicative of Harvard Bioscience’s future results of operations or financial condition.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Harvard Bioscience’s Form 10-K for the year ended December 31, 2012 and (ii) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Harvard Bioscience’s Form 10-Q for the six months ended June 30, 2013.

HARVARD BIOSCIENCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)
	At June 30, 2013
	Historical	Spin-off of HART		Pro Forma for the Spin-off
Assets
Current assets:
Cash and cash equivalents	$34,098	$10,000	A	$24,098
Accounts receivable, net of allowance for doubtful accounts of $194 and $302, respectively	13,826	-		13,826
Inventories	18,259	-		18,259
Deferred income tax assets—current	1,547	-		1,547
Other receivables and other assets	5,046	-		5,046

Total current assets	72,776	10,000		62,776
Property, plant and equipment, net	4,365	406	B	3,959
Deferred income tax assets—non-current	12,002	-		12,002
Amortizable intangible assets, net	19,710	-		19,710
Goodwill	35,554	-		35,554
Other indefinite lived intangible assets	1,270	-		1,270
Other assets	371	-		371

Total assets	$146,048	$10,406		$135,642

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,877	$120	B	$4,757
Deferred revenue	740	-		740
Accrued income taxes	212	-		212
Accrued expenses	3,827	(445)	B	4,272
Current portion of long-term debt	3,000	-		3,000
Other liabilities—current	640	-		640

Total current liabilities	13,296	(325)		13,621
Long-term debt	21,250	(5,000)	C	26,250
Deferred income tax liabilities—non-current	289	-		289
Other long term liabilities	5,838	-		5,838

Total liabilities	40,673	(5,325)		45,998

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share	375	-		375
Additional paid-in-capital	199,773	15,096	D	184,677
Accumulated deficit	(77,352)	635	E	(77,987)
Accumulated other comprehensive loss	(6,753)	-		(6,753)
Treasury stock at cost	(10,668)	-		(10,668)

Total stockholders’ equity	105,375	15,731		89,644

Total liabilities and stockholders’ equity	$146,048	$10,406		$135,642

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

HARVARD BIOSCIENCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31, 2012
	Historical	Spin-off of HART		Pro Forma for the Spin-off
Revenues	$111,171	$-		$111,171
Cost of product revenues	58,753	-		58,753

Gross profit	52,418	-		52,418

Sales and marketing expenses	19,169	116	F	19,053
General and administrative expenses	19,700	2,150	F, G	17,550
Research and development expenses	7,321	3,664	F	3,657
Restructuring charges	310	-		310
Amortization of intangible assets	2,752	-		2,752

Total operating expenses	49,252	5,930		43,322

Operating income	3,166	(5,930)		9,096

Other (expense) income:
Foreign exchange	(113)	-		(113)
Interest expense	(584)	(485)	H	(1,069)
Interest income	46	-		46
Other expense, net	(287)	-		(287)

Other (expense) income, net	(938)	(485)		(1,423)

Income from continuing operations before income taxes	2,228	(6,415)		8,643
Income tax expense (benefit)	696	(2,502)	I	3,198

Income from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$1,532	$(3,913)		$5,445

Income per share:
Basic earnings per common share from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$0.05			$0.19
Diluted earnings per common share from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$0.05			$0.19
Weighted average common shares:
Basic	28,799			28,799

Diluted	29,424			29,424

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

HARVARD BIOSCIENCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Six Months Ended June 30, 2013
	Historical	Spin-off of HART		Pro Forma for the Spin-off
Revenues	$52,181	$-		$52,181
Cost of product revenues	27,819	-		27,819

Gross profit	24,362	-		24,362

Sales and marketing expenses	9,376	54	J	9,322
General and administrative expenses	10,682	2,392	J, G	8,290
Research and development expenses	3,923	2,367	J	1,556
Restructuring charges	(45)	-		(45)
Amortization of intangible assets	1,355	-		1,355

Total operating expenses	25,291	4,813		20,478

Operating income	(929)	(4,813)		3,884

Other (expense) income:
Foreign exchange	9	-		9
Interest expense	(374)	(160)	H	(534)
Interest income	19	-		19
Other expense, net	(81)	-		(81)

Other (expense) income, net	(427)	(160)		(587)

(Loss) income from continuing operations before income taxes	(1,356)	(4,973)		3,617
Income tax expense (benefit)	(977)	(1,939)	I	962

(Loss) income from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$(379)	$(3,034)		$2,655

(Loss) income per share:
Basic (loss) earnings per common share from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$(0.01)			$0.09
Diluted (loss) earnings per common share from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$(0.01)			$0.08
Weighted average common shares:
Basic	29,941			29,941

Diluted	29,941			31,508

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

HARVARD BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements as of June 30, 2013 and for the six months ended June 30, 2013 and the latest fiscal year ended December 31, 2012 include the following spin-off related adjustments:

A.
Represents the net cash impact of funding HART's operations on the Distribution Date.  The Company's historical cash balance includes $10.0 million in cash received from a credit facility draw on April 1, 2013.  Refer to note C below for details on the adjustment to the Company's debt balance.

B.
Represents the assets and liabilities transferred to HART as part of the spin-off, adjusted for allocations to HART that relate to corporate activities.  Additionally, includes approximately $0.6 million in accrued transaction costs related to the spin-off expected to be incurred by December 31, 2013.

C.
Represents the net debt impact of funding HART's operations on the Distribution Date.  The Company's historical long term debt balance includes $10.0 million in proceeds drawn on the credit facility on April 1, 2013.

D.	Represents the total cumulative investment in HART, including a distribution of $15 million in cash to fund HART's operations on the Distribution Date.

E.	Represents the impact of adjustments for allocations to HART that relate to corporate activities and accrued transaction costs related to the spin-off.

F.
Represents the operating results of the HART operating segment for the year ended December 31, 2012, adjusted for certain corporate cost allocations, including compensation expenses, in the historical financial statements. Net adjustments to operating results of HART related to corporate cost allocations were approximately $0.1 million and $0.3 million for general and administrative expenses and research and development expenses, respectively.

G.
Includes a pro forma adjustment of approximately $0.7 million and $1.5 million for the year ended December 31, 2012 and the six months ended June 30, 2013, respectively, for the removal of transaction costs incurred by Harvard Bioscience, Inc. relating to the spin-off.

H.	Represents interest expense incurred as a result of drawing on the Company's credit facility to contribute $15.0 million in cash to HART, on the Distribution Date, to fund its operations.

I.	The tax effects of pro forma adjustments using a blended statutory rate of 39%.

J.
Represents the operating results of the HART operating segment for the six months ended June 30, 2013, adjusted for certain corporate cost allocations, including compensation expenses, in the historical financial statements. Net adjustments to operating results of HART related to corporate cost allocations were approximately $0.1 million and $24,000 for general and administrative expenses and research and development expenses, respectively.